[Letterhead of Marcum & Kliegman LLP]

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MonsterDaata.com, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2 Post Effective Amendment #1) and to the inclusion of our report dated February 18, 2000 with respect to the financial statements for the years ended December 31, 1999 and 1998.


/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
May 5, 2000